EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Yifat Zommer, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Oramed Pharmaceuticals Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 21, 2012	/s/ Yifat Zommer
Yifat Zommer
Chief Financial Officer